Sales Report:Supplement No. 109 dated Jan 04, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 438338
This series of Notes was issued and sold upon the funding of the borrower loan #40264, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Dec-16-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 24.89%	Starting monthly payment:	$37.72
Final lender yield:	14.95%	Final borrower rate/APR:	15.95% / 19.64%	Final monthly payment:	$35.13

Auction yield range:	8.20% - 20.08%	Estimated loss impact:	6.84%
Lender servicing fee:	1.00%	Estimated return:	8.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-2000	Debt/Income ratio:	8%
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	5 / 4	Employment status:	Retired
Now delinquent:	0	Total credit lines:	15	Length of status:	22y 3m
Amount delinquent:	$0	Revolving credit balance:	$4,278	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	urbane-peso	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
furnishing new residence
Purpose of loan:
This loan will be used to?
purchase furniture for new residence
My financial situation:
I am a good candidate for this loan because?

Monthly net income: $
2002.00
Monthly expenses: $
??Housing: $ 500, $80 water,sewer

??Insurance: $
??Car expenses: $ 75/mo gas.?own car. $25.50 car insurance/mo
??Utilities: $ 181
??Phone, cable, internet: $ 135
??Food, entertainment: $ 410
??Clothing, household expenses $ 110

??Credit cards and other loans: $ 270
??Other expenses: $ 11.66 home insurance,168 medicare supplement,35.03 life insurance,
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: your monthly expences are equal to your income, how do you plan to pay for the loan? - ahua_tue
A: i listed my expenses somewhat higher than i need and also my food budget. i also can pay a little less on my credit cards if need be. (Dec-19-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Planecourage	$25.00	$25.00	12/17/2009 11:06:07 AM
building_community	$25.00	$25.00	12/18/2009 7:22:45 AM
glazeddonuts	$25.00	$25.00	12/21/2009 9:45:22 PM
wild-orange	$25.00	$25.00	12/23/2009 11:46:43 AM
jybank	$25.00	$25.00	12/23/2009 12:41:42 PM
manlalakbay97	$25.00	$25.00	12/23/2009 1:50:31 PM
nalaari	$50.00	$50.00	12/23/2009 12:01:09 PM
GeoLender	$50.00	$50.00	12/23/2009 3:56:54 PM
goodhearted-basis4	$25.00	$25.00	12/23/2009 4:05:58 PM
Syzygy	$25.00	$25.00	12/17/2009 6:43:31 PM
beuford7	$25.00	$25.00	12/18/2009 4:43:38 PM
UncleSafety	$25.00	$25.00	12/18/2009 3:59:41 PM
bid-wonder	$25.00	$25.00	12/18/2009 11:04:56 PM
serene-capital	$25.00	$25.00	12/19/2009 4:05:12 AM
shark1234	$25.00	$25.00	12/20/2009 10:19:00 AM
cognizant-rate732	$100.00	$100.00	12/20/2009 1:27:16 PM
marwadi-62	$100.00	$100.00	12/21/2009 11:47:53 AM
JGuide	$25.00	$25.00	12/22/2009 3:30:41 PM
GS-ROCK	$25.00	$25.00	12/22/2009 6:01:42 PM
JaceSpade	$25.00	$25.00	12/22/2009 11:31:38 PM
newgroom422	$25.00	$25.00	12/22/2009 11:20:03 PM
truth-pear	$25.00	$25.00	12/23/2009 9:43:51 AM
gothampark	$25.00	$25.00	12/23/2009 12:24:06 PM
ghinga	$50.00	$50.00	12/23/2009 1:00:25 PM
durability-colonel	$50.00	$50.00	12/23/2009 10:15:30 AM
Happyhourcomics	$25.00	$25.00	12/23/2009 1:13:50 PM
porwestco	$25.00	$25.00	12/23/2009 2:39:46 PM
Bill88	$40.00	$23.00	12/23/2009 3:45:22 PM
attractive-fund	$25.00	$25.00	12/23/2009 2:11:38 PM
Engineer44	$27.00	$27.00	12/23/2009 4:07:35 PM
30 bids
Borrower Payment Dependent Notes Series 438802
This series of Notes was issued and sold upon the funding of the borrower loan #40272, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Dec-16-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 24.89%	Starting monthly payment:	$37.72
Final lender yield:	20.08%	Final borrower rate/APR:	21.08% / 24.89%	Final monthly payment:	$37.72

Auction yield range:	8.20% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1987	Debt/Income ratio:	80%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	15 / 15	Employment status:	Retired
Now delinquent:	0	Total credit lines:	30	Length of status:	7y 9m
Amount delinquent:	$0	Revolving credit balance:	$67,061	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	enriching-credit	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off bills
Purpose of loan:? The loan will be used to help pay off some bills.? My nephew and niece were physically abused and I have helped my brother financially with attorney fees.?
This loan will be used

My financial situation:
I am a good candidate for this loan because? I haven't been delinquent on my bills in the past.? My debt to ratio is high due to the fact that I have financially helped my brother.??My brother is repaying his debt to me but his?attorney fees were astronimical and his repayment will take some time.?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	12/16/2009 4:22:12 PM
anton	$980.00	$975.00	12/23/2009 4:06:43 PM
2 bids
Borrower Payment Dependent Notes Series 438822
This series of Notes was issued and sold upon the funding of the borrower loan #40292, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Dec-17-2009
				Auction end date:	Dec-24-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$129.00

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	16.08%
Lender servicing fee:	1.00%	Estimated return:	13.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1987	Debt/Income ratio:	30%
Credit score:	620-639 (Dec-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	12y 0m
Amount delinquent:	$0	Revolving credit balance:	$2,013	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	skow1948	Borrower's state:	Illinois	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	58 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	560-579 (Dec-2007) 560-579 (Nov-2007) 580-599 (Nov-2006) 580-599 (Oct-2006)
Principal balance:	$725.06	1+ mo. late:	0 ( 0% )
Total payments billed:	58
Description
starting fresh
Purpose of loan:
the purpose of the loan is to give my daughter the wonderful wedding she so richly deserves.? she has been saving for over a year and i would like to help reach her goal. she has a new man in her life and wants to be with him forever.? it would be? may dream to help both of them have a wonderful wedding

My financial situation:
I am a good candidate for this loan because i pay my bills on time and have never been late with prosper. also i work a second job?as security for a local park district.?

Monthly net income: $ 4520
Monthly expenses: $
??Housing: $ 830
??Insurance: $?52
??Car expenses: $ 353
??Utilities: $ 101
??Phone, cable, internet: $ 89
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $ 800
??Other expenses: $ 0

? totals $2375

? as you can see i will be able to pay back the loan and help my daughter have a wonderful wedding.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CA_Lender	$25.00	$25.00	12/17/2009 4:26:22 PM
Aberdeen	$300.00	$300.00	12/17/2009 4:40:31 PM
credit-maestro	$25.00	$25.00	12/19/2009 8:40:54 AM
marybennet	$25.00	$25.00	12/21/2009 1:35:06 PM
loss-of-control	$25.00	$25.00	12/21/2009 4:33:18 PM
Skeptical-one	$75.00	$75.00	12/22/2009 8:53:36 AM
boodo	$371.41	$371.41	12/22/2009 5:06:03 PM
lender12345	$71.78	$71.78	12/22/2009 8:23:55 PM
MoneyForNothing	$25.00	$25.00	12/22/2009 8:08:53 PM
DonDiego	$25.00	$25.00	12/23/2009 12:40:51 AM
Catz_aplenty	$25.00	$25.00	12/23/2009 1:15:20 AM
supreme-hope	$25.00	$25.00	12/23/2009 4:30:49 AM
marwadi-62	$150.00	$150.00	12/23/2009 11:36:13 AM
Jazzy503	$25.00	$25.00	12/23/2009 5:05:00 PM
MoneyForNothing	$25.00	$25.00	12/24/2009 1:03:26 AM
durability-colonel	$50.00	$50.00	12/24/2009 7:08:44 AM
rebeldog67	$30.00	$30.00	12/24/2009 8:38:50 AM
credit-missile	$100.00	$100.00	12/24/2009 9:40:29 AM
realtormoises	$25.00	$25.00	12/24/2009 9:53:56 AM
superluminova	$25.00	$25.00	12/24/2009 12:03:20 PM
jgshinn	$150.00	$97.08	12/24/2009 12:43:48 PM
enlightenment5	$30.00	$30.00	12/24/2009 1:53:44 PM
squarebob	$25.00	$25.00	12/24/2009 3:49:37 PM
Engineer44	$25.00	$25.00	12/24/2009 3:59:42 PM
DasMula	$250.00	$250.00	12/24/2009 1:52:25 PM
Bob450	$50.00	$50.00	12/17/2009 8:42:53 PM
asset-fanatic	$25.00	$25.00	12/18/2009 1:32:45 PM
felicity-daydream	$75.00	$75.00	12/18/2009 1:43:19 PM
SolarMoonshine	$25.00	$25.00	12/18/2009 5:33:32 PM
red-favorable-basis	$25.00	$25.00	12/21/2009 8:20:38 AM
the-profit-oracle	$25.00	$25.00	12/22/2009 9:14:37 AM
gabrielcharlie	$25.00	$25.00	12/22/2009 2:56:44 PM
Tono	$30.00	$30.00	12/22/2009 5:26:03 PM
Kash2010lu	$25.00	$25.00	12/22/2009 6:55:07 PM
DonDiego	$25.00	$25.00	12/23/2009 12:48:08 AM
bondhedger	$25.00	$25.00	12/23/2009 5:05:23 PM
Corporal	$25.00	$25.00	12/23/2009 8:46:23 PM
deepblue34	$40.00	$40.00	12/23/2009 8:32:05 PM
aliasqalias	$27.00	$27.00	12/24/2009 6:00:38 AM
boo_hoo	$50.00	$50.00	12/24/2009 6:38:14 AM
The-CAPS-fan	$30.00	$30.00	12/24/2009 6:49:11 AM
Capit0l	$25.00	$25.00	12/24/2009 11:56:31 AM
Leshan	$75.00	$75.00	12/24/2009 8:38:07 AM
master648	$32.11	$32.11	12/24/2009 1:31:23 PM
houli123	$25.00	$25.00	12/24/2009 3:16:39 PM
Feyenoord	$61.00	$61.00	12/24/2009 10:38:20 AM
JauaFlash	$30.06	$30.06	12/24/2009 10:46:08 AM
RecoveryLender	$25.00	$25.00	12/24/2009 3:47:10 PM
JiggaJoeyS	$50.00	$50.00	12/24/2009 3:45:29 PM
leverage-monger	$60.00	$60.00	12/24/2009 11:58:48 AM
credit-missile	$50.00	$50.00	12/24/2009 12:08:12 PM
boodo	$63.31	$63.31	12/24/2009 12:09:45 PM
leverage-monger	$25.00	$25.00	12/24/2009 3:43:15 PM
credit-missile	$76.25	$76.25	12/24/2009 3:50:12 PM
54 bids
Borrower Payment Dependent Notes Series 438998
This series of Notes was issued and sold upon the funding of the borrower loan #40278, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Dec-18-2009
				Auction end date:	Dec-25-2009

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 30.01%	Starting monthly payment:	$61.56
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.51%	Final monthly payment:	$56.51

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1993	Debt/Income ratio:	9%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	healthy-repayment	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
car repairs
Purpose of loan:
This loan will be used to?pay repair bill for me and my daughters car?

My financial situation:
I am a good candidate for this loan because?i have a good steady job and i am trustworthy?

Monthly net income: $
2800
Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $ 100.00
??Phone, cable, internet: $ 46.00
??Food, entertainment: $
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Based upon the income and expenses listed, you have an extra $2400+ per month. So in less than 1 month you could pay these bills yourself without a loan. Please explain why you need this loan? - exciting-fairness
A: 450.00 a month for groceries work 60 miles away so about 180.00monthly for gas utilities are about 200-250 per month student loan 125.00 car insurance 150.00 health insurance 378.00 (Dec-19-2009)
Q: Is your home paid off? If not, please list the amount of your mortgage payment. Thanks! - heritage_loans
A: 900.00 (Dec-19-2009)
Q: Can you briefly explain your income and employment status more? Is this monthly amount before or after taxes are taken out? Also, does the amount listed include your significant others income or is this separate? - SmartConsolidation
A: My income is seperate from my husbands. Income is before taxes. I work fulltime 12 hours 3 days a week (Dec-23-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Yomain	$25.00	$25.00	12/18/2009 5:03:28 PM
SweetHoneyPot	$25.00	$25.00	12/18/2009 5:23:07 PM
EngineersAlliance	$75.00	$75.00	12/18/2009 5:36:32 PM
peter916	$50.00	$50.00	12/19/2009 10:05:45 AM
shark1234	$50.00	$50.00	12/20/2009 10:58:06 AM
hellasow	$25.00	$25.00	12/21/2009 12:09:51 PM
the-profit-oracle	$25.00	$25.00	12/21/2009 2:22:02 PM
Flash80	$45.00	$45.00	12/22/2009 11:39:20 AM
newgroom422	$25.00	$25.00	12/22/2009 11:19:58 PM
GS-ROCK	$25.00	$25.00	12/22/2009 6:06:58 PM
Streamfeeder	$25.00	$25.00	12/24/2009 2:38:05 PM
redredkrovvy	$29.94	$29.94	12/24/2009 4:21:04 PM
diligent-moola9	$25.00	$25.00	12/24/2009 5:31:01 PM
TigerForce	$25.00	$25.00	12/25/2009 6:53:14 AM
icon7	$25.00	$25.00	12/25/2009 2:00:17 PM
Mikale360	$25.00	$25.00	12/25/2009 3:20:07 PM
jybank	$25.00	$25.00	12/25/2009 3:35:23 PM
The-CAPS-fan	$50.00	$50.00	12/25/2009 2:54:28 PM
lend42013	$30.00	$30.00	12/25/2009 2:08:56 PM
Capit0l	$25.00	$25.00	12/25/2009 2:27:02 PM
SolarMoonshine	$25.00	$25.00	12/18/2009 5:26:36 PM
foothillender	$25.00	$25.00	12/19/2009 7:50:27 AM
peskier	$25.00	$25.00	12/21/2009 1:05:51 PM
beans53	$25.00	$25.00	12/22/2009 6:32:19 PM
lender12345	$25.00	$25.00	12/22/2009 8:28:02 PM
ssb	$189.44	$146.93	12/23/2009 9:03:46 AM
marwadi-62	$100.00	$100.00	12/23/2009 7:19:38 PM
Leshan	$33.33	$33.33	12/24/2009 8:48:19 AM
IPG1	$25.00	$25.00	12/24/2009 3:07:39 PM
ghinga	$25.00	$25.00	12/25/2009 4:00:10 AM
exciting-fairness	$200.00	$200.00	12/25/2009 2:01:14 PM
czar3	$39.80	$39.80	12/25/2009 3:32:29 PM
helping-out	$25.00	$25.00	12/25/2009 10:27:49 AM
Feyenoord	$25.00	$25.00	12/25/2009 10:51:14 AM
Nasdaq	$25.00	$25.00	12/25/2009 1:05:33 PM
MOVet	$25.00	$25.00	12/25/2009 1:16:04 PM
patriot384	$50.00	$50.00	12/25/2009 3:14:00 PM
37 bids
Borrower Payment Dependent Notes Series 439322
This series of Notes was issued and sold upon the funding of the borrower loan #40275, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,200.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Dec-21-2009
				Auction end date:	Dec-28-2009

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$100.87
Final lender yield:	7.40%	Final borrower rate/APR:	8.40% / 10.49%	Final monthly payment:	$100.87

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1994	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	10 / 8	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	3y 4m
Amount delinquent:	$0	Revolving credit balance:	$8,523	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	movinup	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	32 ( 100% )	760-779 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	760-779 (Aug-2009) 700-719 (Apr-2007) 620-639 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Discover Card Freedom
Purpose of loan:
I'd like to pay off my Discover Card balance and rid myself of its high interest rate.

My financial situation:
My husband and I have been successful in the past paying off credit cards with Prosper.? We'd like to start the new year with one less credit card which is currently at 22.99%.??
We had our?second child in July and I work part time as a math and?geology instructor and my husband is a human resources manager.??Our joint income is about $80,000 annually.? I appreciate your help.?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$126.88	$126.88	12/22/2009 11:46:38 AM
best-generosity-financier	$25.00	$25.00	12/22/2009 8:35:20 PM
hitchcock4	$40.00	$40.00	12/23/2009 4:13:35 AM
hellasow	$25.00	$25.00	12/23/2009 7:10:02 AM
circustab	$50.00	$50.00	12/23/2009 7:11:01 PM
JCPlending	$25.00	$25.00	12/23/2009 8:19:07 PM
methodical-loot	$25.00	$25.00	12/24/2009 3:37:52 PM
GeoLender	$50.00	$50.00	12/24/2009 6:29:52 PM
MoneyForNothing	$25.00	$25.00	12/25/2009 5:35:09 PM
agd2006	$25.00	$25.00	12/26/2009 8:28:05 AM
IcedMochaFund	$25.00	$25.00	12/26/2009 12:45:21 PM
JCPlending	$25.00	$25.00	12/25/2009 7:23:36 PM
melodious-bid	$250.00	$119.36	12/27/2009 8:17:32 AM
TigerForce	$250.00	$250.00	12/27/2009 6:40:25 AM
forte747	$50.00	$50.00	12/27/2009 8:39:58 PM
triumphant-bonus	$75.00	$75.00	12/28/2009 8:31:35 AM
dreamhope	$25.00	$25.00	12/28/2009 8:00:17 AM
orbital-gain	$50.00	$50.00	12/28/2009 8:09:00 AM
jybank	$50.00	$50.00	12/28/2009 11:02:40 AM
kf88	$30.00	$30.00	12/28/2009 1:13:16 PM
BankofBeth	$25.00	$25.00	12/28/2009 12:01:29 PM
gemoscar	$50.00	$50.00	12/28/2009 12:42:38 PM
TakeCare	$25.00	$25.00	12/28/2009 1:47:57 PM
MO_Investor	$25.00	$25.00	12/22/2009 12:22:19 PM
p2pcapitalgroup	$50.00	$50.00	12/22/2009 6:13:35 PM
aquanw	$25.00	$25.00	12/22/2009 7:26:30 PM
lovinthelife	$50.00	$50.00	12/22/2009 7:43:40 PM
kegs	$250.00	$250.00	12/23/2009 9:49:42 AM
one-midas	$50.00	$50.00	12/23/2009 6:57:19 PM
anton	$1,000.00	$1,000.00	12/23/2009 4:23:25 PM
wonderous-power	$25.00	$25.00	12/24/2009 6:13:18 AM
springpanda	$25.00	$25.00	12/25/2009 12:37:19 AM
PalmerTheEmbalmer	$25.00	$25.00	12/26/2009 12:13:49 AM
freqflyer	$100.00	$100.00	12/26/2009 12:09:59 PM
springpanda	$25.00	$25.00	12/26/2009 1:10:26 PM
bank-examiner	$50.00	$50.00	12/27/2009 2:27:05 PM
TakeCare	$50.00	$50.00	12/27/2009 7:26:44 PM
davez0r	$25.00	$25.00	12/27/2009 9:12:47 PM
nolahelper	$30.00	$30.00	12/28/2009 6:19:26 AM
plbquic	$25.00	$25.00	12/28/2009 10:50:33 AM
Dollars4Rent	$25.00	$25.00	12/28/2009 11:12:45 AM
MoneyForNothing	$25.00	$25.00	12/28/2009 2:40:26 PM
squarebob	$25.00	$25.00	12/28/2009 3:41:31 PM
shellstar	$28.76	$28.76	12/28/2009 2:33:29 PM
Cherrypicker	$50.00	$50.00	12/28/2009 3:36:27 PM
45 bids
Borrower Payment Dependent Notes Series 438347
This series of Notes was issued and sold upon the funding of the borrower loan #40261, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Dec-16-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-2000	Debt/Income ratio:	18%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	13	Length of status:	2y 7m
Amount delinquent:	$307	Revolving credit balance:	$193	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	2
Screen name:	reverent-nickel1	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying My Bills
Purpose of loan:
This loan will be used to pay off some credit cards and medical bills.? My daughter was born prematurely and we have a lot of medical bills.

My financial situation:
I am a good candidate for this loan because I can pay it back in 10 months.

Monthly net income: $ 5000.00 for my partner and I.

Monthly expenses: $
??Housing: $ 250.00
??Insurance: $ 160.00
??Car expenses: $ 340.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 50.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 100.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Every month you clear 3X what you want to borrow. Why Borrow? thank you - Tono
A: I must not have read where it said NET income. That is actually our Gross. They you take out taxes, health insurance, then the monthly bills, etc. We really are behind on just one medical bill and they have turned us over to collections. If we don't pay it by the end of the month it will go against my credit. Thank you. (Dec-22-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	12/16/2009 4:53:52 PM
efficient-principal	$50.00	$50.00	12/18/2009 8:09:54 AM
Dave_Cashflow	$50.00	$50.00	12/21/2009 9:49:40 AM
SolarMoonshine	$25.00	$25.00	12/21/2009 6:29:18 PM
the-profit-oracle	$25.00	$25.00	12/22/2009 9:13:03 AM
beans53	$25.00	$25.00	12/22/2009 6:17:57 PM
Ronnieboy888	$25.00	$25.00	12/22/2009 10:30:22 PM
squarebob	$25.00	$25.00	12/23/2009 2:22:33 PM
TheAlchemist	$26.33	$26.33	12/18/2009 9:55:16 PM
Tono	$25.00	$25.00	12/22/2009 3:32:38 PM
bonus-adventure3	$25.00	$25.00	12/23/2009 10:57:16 AM
patriot384	$100.00	$100.00	12/23/2009 12:36:29 PM
RecoveryLender	$25.00	$25.00	12/23/2009 3:32:00 PM
anton	$560.00	$548.67	12/23/2009 4:03:32 PM
14 bids
Borrower Payment Dependent Notes Series 438497
This series of Notes was issued and sold upon the funding of the borrower loan #40267, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Dec-17-2009
				Auction end date:	Dec-24-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	32.00%	Final borrower rate/APR:	33.00% / 35.70%	Final monthly payment:	$66.17

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	19.88%
Lender servicing fee:	1.00%	Estimated return:	12.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	3 / 2	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	14	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$491	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	39%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	kathleenbear2008	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 100% )	640-659 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	720-739 (Sep-2008) 740-759 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Working Capital
Purpose of loan:
This loan will be used to bridge our moving of one server to a new server while we wait on our investors funds to come through. See our sites here: iLifeNetworks.com

My financial situation:
I am a good candidate for this loan because we pay all our loans on time and haven't missed a payment. (see prosper history for our last loan)
Our business was just recognized (my husband and I) here:
http://www.utahceomagazine.com/article.php?id=416
http://www.pageturnpro.com/MediaNews-Group/10016-Utah-CEO-December-Issue/index.html#40
We are number 5. We prefer loans over investors (which are knocking at our doors)

Monthly net income: $
7800.00

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 150
??Car expenses: $ 100
??Utilities: $ 300
??Phone, cable, internet: $ 80
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 480
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	12/17/2009 4:31:21 PM
lib5836	$25.00	$25.00	12/22/2009 6:25:19 PM
lender12345	$50.00	$50.00	12/22/2009 8:21:50 PM
red-favorable-basis	$25.00	$25.00	12/23/2009 7:21:09 AM
alexgalt	$100.00	$100.00	12/23/2009 4:14:18 PM
deepblue34	$30.00	$30.00	12/23/2009 8:29:50 PM
rebeldog67	$50.00	$50.00	12/24/2009 8:43:48 AM
carrinel	$51.00	$51.00	12/24/2009 1:20:13 PM
DasMula	$200.00	$200.00	12/24/2009 1:36:56 PM
houli123	$25.00	$25.00	12/24/2009 3:12:25 PM
nurat	$31.87	$31.87	12/24/2009 3:39:51 PM
Capit0l	$25.00	$25.00	12/24/2009 3:45:04 PM
SNH	$50.00	$50.00	12/23/2009 4:20:20 PM
MoneyForNothing	$25.00	$25.00	12/23/2009 5:48:28 PM
Unitas4302	$100.00	$100.00	12/23/2009 7:44:06 PM
brother_tam	$300.00	$300.00	12/23/2009 7:21:38 PM
DonDiego	$25.00	$25.00	12/23/2009 8:55:55 PM
Feyenoord	$50.00	$50.00	12/24/2009 10:45:21 AM
vest_vortex	$25.00	$25.00	12/24/2009 12:11:09 PM
supreme-justice3	$100.00	$1.34	12/24/2009 9:07:15 AM
Jazzy503	$25.00	$25.00	12/24/2009 2:50:30 PM
himistu22	$43.00	$43.00	12/24/2009 2:15:32 PM
Mikale360	$25.00	$25.00	12/24/2009 3:34:49 PM
DMKAssetManagement	$56.60	$56.60	12/24/2009 3:27:18 PM
SolarMoonshine	$25.00	$25.00	12/24/2009 11:50:04 AM
RecoveryLender	$25.00	$25.00	12/24/2009 3:25:47 PM
kinetic-social	$86.19	$86.19	12/24/2009 3:28:08 PM
27 bids
Borrower Payment Dependent Notes Series 438843
This series of Notes was issued and sold upon the funding of the borrower loan #40289, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Dec-18-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$126.08
Final lender yield:	7.35%	Final borrower rate/APR:	8.35% / 10.44%	Final monthly payment:	$125.99

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1999	Debt/Income ratio:	30%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$5,800	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	infusion7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card
I am currently paying 23% interest on my credit card and would like to pay it off with a lower rate loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bonus-turbine1	$25.00	$25.00	12/18/2009 4:48:25 PM
hard-working-loot	$25.00	$25.00	12/18/2009 5:04:46 PM
honorable-yield	$75.00	$75.00	12/18/2009 5:07:44 PM
greenwell	$50.00	$50.00	12/18/2009 5:07:53 PM
elegant-income3	$25.00	$25.00	12/18/2009 5:08:26 PM
skvat	$25.00	$25.00	12/18/2009 5:09:35 PM
TriSail	$25.00	$25.00	12/18/2009 5:10:05 PM
Pasagam	$25.00	$25.00	12/18/2009 5:09:23 PM
elasermd	$50.00	$50.00	12/18/2009 5:09:53 PM
SDNLR	$25.00	$25.00	12/18/2009 5:11:31 PM
freesia54	$25.00	$25.00	12/18/2009 5:08:09 PM
sas19	$25.00	$25.00	12/18/2009 5:10:58 PM
DandBFamily	$25.00	$25.00	12/18/2009 5:08:17 PM
mla	$25.00	$25.00	12/18/2009 5:11:49 PM
jbaum	$150.00	$150.00	12/18/2009 5:11:58 PM
kvandivo	$25.00	$25.00	12/18/2009 5:08:37 PM
loan-selector622	$25.00	$25.00	12/18/2009 5:11:46 PM
Carpetkid	$50.00	$50.00	12/18/2009 5:09:13 PM
JGB	$25.00	$25.00	12/18/2009 5:12:17 PM
lucrative-worth	$25.00	$25.00	12/18/2009 5:12:26 PM
TigerForce	$25.00	$25.00	12/18/2009 5:13:09 PM
Ranch88	$25.00	$25.00	12/18/2009 5:13:25 PM
diplomatic-point4	$50.00	$50.00	12/18/2009 5:11:05 PM
lloyd_s	$25.00	$25.00	12/18/2009 5:14:48 PM
spenrod	$50.00	$50.00	12/18/2009 5:15:50 PM
Taxman44	$25.00	$25.00	12/18/2009 5:15:56 PM
18th_beachbum	$25.00	$25.00	12/18/2009 5:12:49 PM
Sixmil	$25.00	$25.00	12/18/2009 5:12:58 PM
first-upright-payout	$50.00	$50.00	12/18/2009 5:17:18 PM
noble-moola	$25.00	$25.00	12/18/2009 5:17:30 PM
WHEREISTHEMOON	$25.00	$25.00	12/18/2009 5:20:14 PM
best-deal-banker	$50.00	$50.00	12/18/2009 5:21:22 PM
burgeoning-silver	$25.00	$25.00	12/18/2009 5:21:49 PM
Rob717171	$25.00	$25.00	12/18/2009 5:22:39 PM
the-money-gargantuan	$25.00	$25.00	12/18/2009 5:20:56 PM
teller	$60.00	$60.00	12/18/2009 5:21:09 PM
skuba	$50.00	$50.00	12/18/2009 5:21:18 PM
munnu	$25.00	$25.00	12/18/2009 5:25:22 PM
Ivan2007	$50.00	$50.00	12/18/2009 5:26:35 PM
andyb9	$25.00	$25.00	12/18/2009 5:26:45 PM
neenerman	$75.00	$75.00	12/18/2009 5:22:52 PM
Pacioli	$25.00	$25.00	12/18/2009 5:26:50 PM
antlr	$25.00	$25.00	12/18/2009 5:26:41 PM
first-pragmatic-note	$25.00	$25.00	12/18/2009 5:27:05 PM
TexasLender2007	$25.00	$25.00	12/18/2009 5:27:13 PM
TheBiggTree	$25.00	$25.00	12/18/2009 5:24:45 PM
spreadgoodwill	$25.00	$25.00	12/18/2009 5:27:50 PM
GeorgiaCredit	$25.00	$25.00	12/18/2009 5:27:28 PM
gauss02	$25.00	$25.00	12/18/2009 5:24:56 PM
newbietony	$40.00	$40.00	12/18/2009 5:27:43 PM
wdove511	$25.00	$25.00	12/18/2009 5:27:55 PM
mlkhamilton	$25.00	$25.00	12/18/2009 5:26:00 PM
cladius67	$25.00	$25.00	12/18/2009 5:26:29 PM
surfhoss644	$25.00	$25.00	12/18/2009 5:27:59 PM
TakeCare	$100.00	$70.00	12/18/2009 5:28:02 PM
impartial-deal	$25.00	$25.00	12/18/2009 5:50:48 PM
bid-wonder	$25.00	$25.00	12/18/2009 11:14:50 PM
springpanda	$25.00	$25.00	12/19/2009 11:05:50 PM
helping-out	$50.00	$50.00	12/20/2009 7:26:39 PM
greenback-octave	$25.00	$25.00	12/22/2009 6:39:34 PM
Cherrypicker	$50.00	$50.00	12/23/2009 5:58:35 PM
czar3	$25.00	$25.00	12/18/2009 4:42:52 PM
revenue-ruler6	$25.00	$25.00	12/18/2009 4:44:56 PM
BigCityLending	$25.00	$25.00	12/18/2009 4:47:35 PM
the-bright-velocity	$50.00	$50.00	12/18/2009 5:05:06 PM
Picopie	$50.00	$50.00	12/18/2009 5:08:00 PM
Musicman1950	$25.00	$25.00	12/18/2009 5:08:56 PM
aasx1108	$25.00	$25.00	12/18/2009 5:10:12 PM
a-special-power	$25.00	$25.00	12/18/2009 5:09:06 PM
fcukciti	$25.00	$25.00	12/18/2009 5:10:32 PM
first-class-dime	$25.00	$25.00	12/18/2009 5:09:46 PM
dedicated-velocity3	$25.00	$25.00	12/18/2009 5:10:24 PM
ClearLake	$25.00	$25.00	12/18/2009 5:11:19 PM
skillful-diversification2	$25.00	$25.00	12/18/2009 5:12:05 PM
lean-velocity	$25.00	$25.00	12/18/2009 5:08:47 PM
trochees	$25.00	$25.00	12/18/2009 5:12:41 PM
chumbawumba	$25.00	$25.00	12/18/2009 5:14:02 PM
financial-frenzy	$25.00	$25.00	12/18/2009 5:11:24 PM
sidney102	$25.00	$25.00	12/18/2009 5:14:32 PM
MoneyU4IA	$40.00	$40.00	12/18/2009 5:14:40 PM
sjlender	$25.00	$25.00	12/18/2009 5:15:44 PM
elevated-platinum5	$25.00	$25.00	12/18/2009 5:14:12 PM
ljay	$25.00	$25.00	12/18/2009 5:19:19 PM
Steveoo1	$50.00	$50.00	12/18/2009 5:19:32 PM
credit-investor5	$100.00	$100.00	12/18/2009 5:14:26 PM
slartibardfast	$25.00	$25.00	12/18/2009 5:20:25 PM
Havana21	$25.00	$25.00	12/18/2009 5:20:34 PM
personal-lender	$25.00	$25.00	12/18/2009 5:15:04 PM
orange-courageous-dedication	$40.00	$40.00	12/18/2009 5:20:46 PM
trade-pumpkin	$35.00	$35.00	12/18/2009 5:21:35 PM
gold-commander0	$50.00	$50.00	12/18/2009 5:21:43 PM
DonaldColorado	$25.00	$25.00	12/18/2009 5:21:05 PM
Supernick	$50.00	$50.00	12/18/2009 5:21:28 PM
buckyhead2000	$25.00	$25.00	12/18/2009 5:26:15 PM
shellback13	$25.00	$25.00	12/18/2009 5:26:53 PM
restless-currency	$25.00	$25.00	12/18/2009 5:26:56 PM
loan-warrior	$25.00	$25.00	12/18/2009 5:27:24 PM
intrepid-transaction5	$25.00	$25.00	12/18/2009 5:27:33 PM
thestartuplender	$35.00	$35.00	12/18/2009 5:25:55 PM
roccofox	$50.00	$50.00	12/18/2009 5:26:08 PM
yachtiegirl	$25.00	$25.00	12/18/2009 5:26:23 PM
BankofBen	$250.00	$250.00	12/18/2009 5:26:32 PM
jeangot	$25.00	$25.00	12/18/2009 5:26:58 PM
junctionking	$25.00	$25.00	12/18/2009 5:27:01 PM
famous-community8	$25.00	$25.00	12/18/2009 5:27:20 PM
Frugal	$25.00	$25.00	12/18/2009 5:27:53 PM
get30inc	$50.00	$50.00	12/18/2009 5:27:57 PM
thedoctor	$80.00	$80.00	12/18/2009 5:31:45 PM
dontscrewmeover1	$25.00	$25.00	12/18/2009 6:32:57 PM
Kelor99	$25.00	$25.00	12/19/2009 8:25:25 AM
Syzygy	$25.00	$25.00	12/19/2009 12:39:30 PM
Pickmar	$25.00	$25.00	12/21/2009 12:34:59 PM
the-profit-oracle	$25.00	$25.00	12/21/2009 2:21:34 PM
113 bids
Borrower Payment Dependent Notes Series 439419
This series of Notes was issued and sold upon the funding of the borrower loan #40258, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Dec-22-2009
				Auction end date:	Dec-23-2009

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$126.08
Final lender yield:	7.35%	Final borrower rate/APR:	8.35% / 10.44%	Final monthly payment:	$125.99

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1991	Debt/Income ratio:	32%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	12y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,025	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	scooterboy1	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
payoff existing debt for lower mont
Purpose of loan:
This loan will be used to? pay down existing debt. I have always payed by nills on time, and I am the only one working within my household, and need a little help currently

My financial situation:
I am a good candidate for this loan because? I pay my bills on tiime, and I'm very honest.

Monthly net income: $ 3800-4000

Monthly expenses: $
??Housing: $ 843
??Insurance: $ 40
??Car expenses: $ 640
??Utilities: $180
??Phone, cable, internet: $?90??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

neenerman	$25.00	$25.00	12/22/2009 5:24:06 PM
kginatl	$27.66	$27.66	12/22/2009 5:24:22 PM
Rob717171	$25.00	$25.00	12/22/2009 5:23:51 PM
Picopie	$50.00	$50.00	12/22/2009 5:32:36 PM
freesia54	$25.00	$25.00	12/22/2009 5:32:39 PM
TriSail	$25.00	$25.00	12/22/2009 5:33:03 PM
18th_beachbum	$25.00	$25.00	12/22/2009 5:33:36 PM
credit-investor5	$100.00	$100.00	12/22/2009 5:33:52 PM
the-money-gargantuan	$25.00	$25.00	12/22/2009 5:34:39 PM
skuba	$50.00	$50.00	12/22/2009 5:34:47 PM
best-deal-banker	$50.00	$50.00	12/22/2009 5:34:54 PM
BankofBen	$250.00	$250.00	12/22/2009 5:35:47 PM
payout-point	$100.00	$100.00	12/22/2009 5:36:41 PM
thedoctor	$80.00	$80.00	12/22/2009 5:36:59 PM
figs4u2	$80.00	$80.00	12/22/2009 5:37:08 PM
Musicman1950	$25.00	$25.00	12/22/2009 5:32:55 PM
Carpetkid	$50.00	$50.00	12/22/2009 5:32:58 PM
aasx1108	$25.00	$25.00	12/22/2009 5:33:08 PM
dedicated-velocity3	$25.00	$25.00	12/22/2009 5:33:10 PM
inspired-contract9	$50.00	$50.00	12/22/2009 5:37:45 PM
Castellan	$25.00	$25.00	12/22/2009 5:33:15 PM
leodaguy	$25.00	$25.00	12/22/2009 5:38:07 PM
orange-courageous-dedication	$40.00	$40.00	12/22/2009 5:34:35 PM
AF-Chief	$35.00	$27.34	12/22/2009 5:38:49 PM
trade-pumpkin	$35.00	$35.00	12/22/2009 5:34:59 PM
burgeoning-silver	$25.00	$25.00	12/22/2009 5:35:05 PM
buckyhead2000	$25.00	$25.00	12/22/2009 5:35:42 PM
antlr	$25.00	$25.00	12/22/2009 5:35:50 PM
credit-force5	$25.00	$25.00	12/22/2009 5:36:10 PM
responsibility-butterfly	$25.00	$25.00	12/22/2009 5:36:36 PM
bchen78875	$50.00	$50.00	12/22/2009 5:37:33 PM
discrete-asset	$25.00	$25.00	12/22/2009 5:37:48 PM
bid-wonder	$25.00	$25.00	12/22/2009 5:43:27 PM
Walkingcowboy	$25.00	$25.00	12/22/2009 5:38:21 PM
magical-greenback	$55.00	$55.00	12/22/2009 5:38:26 PM
elegant-income3	$25.00	$25.00	12/22/2009 5:32:43 PM
TigerForce	$25.00	$25.00	12/22/2009 5:33:37 PM
lloyd_s	$25.00	$25.00	12/22/2009 5:33:59 PM
junctionking	$25.00	$25.00	12/22/2009 5:35:54 PM
loan-warrior	$25.00	$25.00	12/22/2009 5:35:59 PM
foxy-vigilance	$25.00	$25.00	12/22/2009 5:36:39 PM
highcountry1	$25.00	$25.00	12/22/2009 5:37:20 PM
flopcat	$25.00	$25.00	12/22/2009 5:37:40 PM
elasermd	$100.00	$100.00	12/22/2009 5:24:35 PM
honorable-yield	$75.00	$75.00	12/22/2009 5:32:27 PM
lean-velocity	$25.00	$25.00	12/22/2009 5:32:50 PM
jbaum	$150.00	$150.00	12/22/2009 5:33:23 PM
personal-lender	$25.00	$25.00	12/22/2009 5:34:00 PM
WHEREISTHEMOON	$25.00	$25.00	12/22/2009 5:34:26 PM
DonaldColorado	$25.00	$25.00	12/22/2009 5:34:40 PM
Supernick	$50.00	$50.00	12/22/2009 5:34:57 PM
greenwell	$50.00	$50.00	12/22/2009 5:32:30 PM
kenji4861	$25.00	$25.00	12/22/2009 5:24:02 PM
spruce2	$25.00	$25.00	12/22/2009 5:37:05 PM
kvandivo	$25.00	$25.00	12/22/2009 5:32:47 PM
Cheburashka	$30.00	$30.00	12/22/2009 5:37:18 PM
galaxy1	$25.00	$25.00	12/22/2009 5:37:29 PM
diplomatic-point4	$75.00	$75.00	12/22/2009 5:33:20 PM
lucrative-worth	$25.00	$25.00	12/22/2009 5:33:29 PM
stable-nickel	$170.00	$170.00	12/22/2009 5:38:04 PM
elevated-platinum5	$25.00	$25.00	12/22/2009 5:33:50 PM
Attract	$25.00	$25.00	12/22/2009 5:38:17 PM
Taxman44	$25.00	$25.00	12/22/2009 5:34:09 PM
first-upright-payout	$50.00	$50.00	12/22/2009 5:34:14 PM
Kaj	$30.00	$30.00	12/22/2009 5:38:37 PM
ljay	$25.00	$25.00	12/22/2009 5:34:18 PM
forthright-social	$25.00	$25.00	12/22/2009 5:38:40 PM
Steveoo1	$50.00	$50.00	12/22/2009 5:34:22 PM
teller	$60.00	$60.00	12/22/2009 5:34:46 PM
first-pragmatic-note	$25.00	$25.00	12/22/2009 5:35:56 PM
dollar-spy	$25.00	$25.00	12/22/2009 5:36:23 PM
superstar449	$25.00	$25.00	12/22/2009 5:36:31 PM
DukSerduk	$25.00	$25.00	12/22/2009 5:36:54 PM
rjleves	$25.00	$25.00	12/22/2009 5:37:23 PM
Katburg	$50.00	$50.00	12/22/2009 5:37:53 PM
the_winning_ticket	$35.00	$35.00	12/22/2009 5:38:10 PM
mikeandcat	$50.00	$50.00	12/22/2009 5:38:27 PM
BankOfFrankFairness	$50.00	$50.00	12/22/2009 5:38:30 PM
fcukciti	$25.00	$25.00	12/22/2009 5:33:14 PM
skillful-diversification2	$25.00	$25.00	12/22/2009 5:33:26 PM
Ranch88	$25.00	$25.00	12/22/2009 5:33:43 PM
Havana21	$25.00	$25.00	12/22/2009 5:34:30 PM
gold-commander0	$50.00	$50.00	12/22/2009 5:35:02 PM
thestartuplender	$35.00	$35.00	12/22/2009 5:35:34 PM
mlkhamilton	$25.00	$25.00	12/22/2009 5:35:37 PM
roccofox	$50.00	$50.00	12/22/2009 5:35:41 PM
intrepid-transaction5	$25.00	$25.00	12/22/2009 5:36:03 PM
shanadip	$25.00	$25.00	12/22/2009 5:36:13 PM
CASHGIRL	$75.00	$75.00	12/22/2009 5:36:18 PM
SCOTTOL	$25.00	$25.00	12/22/2009 5:36:44 PM
auction-elvis	$25.00	$25.00	12/22/2009 5:36:52 PM
p2ploan-leaper	$50.00	$50.00	12/22/2009 5:37:11 PM
don8ter	$60.00	$60.00	12/22/2009 5:37:41 PM
greenback-octave	$25.00	$25.00	12/22/2009 6:45:31 PM
syounker	$25.00	$25.00	12/22/2009 5:37:47 PM
gulch	$35.00	$35.00	12/22/2009 5:37:59 PM
the-bright-velocity	$25.00	$25.00	12/22/2009 5:38:24 PM
Tom579	$25.00	$25.00	12/22/2009 5:38:42 PM
98 bids